Exhibit 99.1

Investor Update Script

<Video plays>

Opening Video (1.5 min)

[Matthias Aydt speaks.]

Hello and thank you for joining me today for a Faraday Future investor update. I’m Matthias Aydt, and I’m the Global SVP of Product Execution. Before we begin, please note that during this event, we will be making forward-looking statements based on current expectations and assumptions, which are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These statements reflect our views only as of today, should not be relied upon as representative of views as of any subsequent date, and we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. For further discussion of the material risks and other important factors that could affect our financial results, please refer to our filings with the Securities and Exchange Comission. During today’s Investor Update, we will discuss the following topics:

First, our FF 91 2.0 Futurist Alliance deliveries.

Second, our global CEO, Xuefeng Chen, or as we call him XF, will discuss recent business and operations.

And last, an introduction and welcome from Jonathan Maroko, our newly appointed interim CFO.

Let’s begin with an update on our FF ieFactory in Hanford, California. We continue to enhance our manufacturing capabilities. The facility is equipped for the production of the FF 91 2.0 Futurist Alliance.

I have to give a big thanks to FF’s supplier networks who have helped the Company make considerable progress and accomplish numerous key operational and strategic objectives in recent months. On April 14, 2023, the Company’s first production FF 91 2.0 Futurist Alliance rolled off the line at our FF ieFactory California.

Our teams have been working diligently to ensure the highest quality standards are met at every step of the manufacturing process. Please check our latest manufacturing video which will provide additional insight on our manufacturing operations.

<The following video plays>

https://icnk.io/u/uvN7hBUDMqBx/ (2 mins)

Since our inception, FF has been strongly supported by these global suppliers, as we continue to work to deliver the FF 91 2.0 Futurist Alliance We announced last month the successful completion of the Company’s first FF Developer Co-creation Mission event, which took place at Willow Springs International Raceway on Tuesday June 6th.

We also announced that the FF 91 2.0 Futurist Alliance set a remarkable new record in its class at Willow Springs Raceway, achieving the fastest lap time of 1 minute and 35 seconds among ultimate luxury production EVs weighing over 6,000 pounds, with no additional special track-specific modifications for this specific test. Truly an epic performance accomplishment for our car and engineering teams!

At our most recent Launch event, we officially unveiled the next-gen AI-powered technology architecture --“FF aiHyper 6x4 Architecture 2.0”, in which 6x4 refers to the vertical integration and horizontal penetration of FF’s six technology platforms and four technology systems.

Additionally, FF announced the launch of FF’s Generative AI Product Stack, which has been integrated in the FF 91 2.0. FF is one of the first automotive manufacturers to integrate and demonstrate generative AI capabilities in a vehicle. Through this Generative AI Product Stack, the Company has integrated its foundational AI capabilities with advanced models such as ChatGPT, GPT-4, and others from companies such as OpenAI and Microsoft.

Since the unveiling of the FF 91 in 2017, we have continuously carried out iterative upgrades in the field of I.A.I to ensure that the relevant features and configurations maintain a market-leading position. The FF 91 2.0 Futurist Alliance is essentially an entirely new vehicle from I.A.I perspective from the vehicle we produced six years ago ..

We believe “All-AI, All-Hyper, All-Ability, and Co-Creation” will emerge as major transformation trends in the Intelligent Ultimate AI TechLuxury mobility industry, this fully reflects the genes of our Company, I.A.I is an important driving force for supporting this.

I want to reiterate our third quarter August phase 2 delivery target is on track. The team continues to gain confidence to solving any outstanding challenges related to reaching this milestone and expect to deliver the FF 91 2.0 Futurist Alliance next month in the quarter.

Now I’d like to invite XF to provide additional insight on FF’s business and operations.

<Video plays> All Ability All-in-One video

[Xuefeng Chen speaks.]

Thank you Matthias and thank you all for joining us today. As part of ongoing efforts to align our interests with shareholders and stakeholders we wanted to provide this update.

First and foremost, I want to express my pride in the remarkable achievements that FF has accomplished thus far in the development and certification of the FF 91 2.0 Futurist Alliance. It is important to recognize that when pioneering a groundbreaking product like the FF 91 2.0 Futurist Alliance, challenges and changes are very normal while conducting the strict testing which is imperative to the development of product like the FF 91 2.0 Futurist Alliance. Continuous testing constitutes an integral aspect of the product development process, and it is not uncommon to encounter issues that necessitate the utmost attention and resolution to meet exacting high internal quality standards.

Our team is actively working to solve any remaining issues utilizing rapid manufacturing methodologies which allows us to fabricate physical samples facilitating assessments encompassing fit, form, and function. This technical approach has allowed us to further refine and validate our approach to issue resolution, creating a blueprint for the future.

We continue to give industry expert FPOs the chance to reserve the FF 91 2.0 Futurist Alliance and we will continue to hold developer co-creation events in the future.

From a financial perspective and specifically as it relates to the previously communicated restatement of past financial statements, we believe it demonstrates the Company’s commitment to improve its internal controls and procedures and uphold the highest standards of financial reporting. Faraday Future remains steadfast in its commitment to acting in the best interests of its shareholders, employees, and the future of intelligent electric mobility. By further reinforcing our internal controls and procedures, Faraday Future seeks to provide a solid foundation for future growth and success.

Now I want to reiterate growth plans. We started with Phase 1, with the goal to deliver the FF 91 2.0 Futurist Alliance, the FF 91 2.0 Futurist and the FF 91 2.0 with high quality and unbeatable product power, thereby disrupting traditional ultra-luxury brands, and aspiring to claim the top place in the global ultra-spire user market.

Phase 2 focuses on the introduction of future models with growth in smart device sales, and to create a mobility ecosystem to ultimately increase eco revenues. It is FF’s intention to establish itself as the leader of the spire market.

FF’s phase 3 target is to sustain the growth of its smart device revenues while achieving growth in eco revenues, which include internet apps, software, and sharing. FF’s eco revenues are expected to constitute an increasingly substantial portion of the overall profit. FF will aim to establish itself as a major player in the high-value user market.

After nine years, FF has established globally integrated operations across R&D, supply chain, production, and sales.  “Born in California Global DNA” is deeply imprinted in our globally distributed staff.

As Matthias just mentioned, AI is the soul of our product. More developers and third parties are invited to participate in R&D through an open technology platform, fostering co-creation of the technology architecture. Please stay tuned for our “FF Developers Co-Creation AI Festival” that will be held in the second half of 2023.

We continue to add to our experienced global personnel, and this is a good segue into welcoming one of the latest leaders to our growing organization:

I’d like to take this opportunity to introduce our new Interim CFO, Jonathan Maroko. I’m excited to have Jonathan join our team. With his capital markets background, Jonathan helps to further strengthen our finance team. Yun Han, who was previously in this role, remains as FF’s Chief Accounting Officer and will oversee all of FF’s accounting functions. Ed Darwick, our head of finance is in charge of all our financial planning and analysis, and Jonathan will focus much of his efforts on the capital markets. With that, I’d like to turn it over to Jonathan.

[Jonathan speaks.]

“Thanks, XF. Hi everyone, I’m extremely happy to be joining FF.

I’ve worked in the financial services industry for 17 years, most recently as strategic advisor and external CFO to venture-backed, fast-growing companies.

I joined Faraday Future because I believe the company is at a very exciting inflection point in its history. EV’s are the future and FF’s next-generation intelligent, connected, electric vehicle is incredibly unique and innovative. Given my background in working with public and/or growing companies, I look forward to contributing and adding value in FF’s efforts to emerge as an intelligent EV leader.”

Thank you all for your time today!

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